                                                                 EXHIBIT 3.i (d)


                          CERTIFICATE OF INCORPORATION

                                       OF

                               BMC HOLDINGS INC.

                                 ______________


                                   ARTICLE I

                                      Name
                                      ----

         SECTION 1.1. Name. The name of the Corporation is BMC Holdings Inc.
                      ----
(the "Corporation").
      -----------

                                   ARTICLE II

                     Registered Office and Registered Agent
                     --------------------------------------

         SECTION 2.1. Office and Agent. The address of the Corporation's
                      ----------------
registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                               Corporate Purposes
                               ------------------

         SECTION 3.1. Purpose. The purpose of the Corporation is to engage in
                      -------
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                 Capitalization
                                 --------------

         SECTION 4.1. Authorized Capital. The total number of shares of capital
                      ------------------
stock that the Corporation shall have authority to issue is: 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which
                                                ------------
15,000,000 shares shall be Class A Common Stock (the "Class A Common Stock") and
                                                      --------------------
15,000,000 shares shall be Class B Common Stock (the "Class B Common Stock");
                                                      --------------------
provided, however, the
--------  -------

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                                       2

Corporation shall have the authority to issue more than 15,000,000 shares of Class A Common Stock in connection with the exchange of shares of Class B Common Stock pursuant to Section 4.2(d) and shall have the authority to issue more than 15,000,000 shares of Class B Common Stock, in connection with the exchange of shares of Class A Common Stock pursuant to Section 4.2(d).

        SECTION 4.2. Common Stock. (a) Identical Rights and Privileges; No
                     ------------      -----------------------------------
Preemptive Rights. Except as otherwise expressly provided in this Certificate of
-----------------
Incorporation, all outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

        (b) Dividends and Distributions. As, if and when dividends or
            ---------------------------
distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation (other than shares of Common Stock), the holders of outstanding shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends and distributions. If dividends or distributions are declared on outstanding shares of Common Stock that are payable in shares of, or in subscription or other rights to acquire shares of; Common Stock, such dividends shall be declared at the same rate on the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock, but shall be payable only in shares or in subscription or other rights to acquire shares, as the case may be, of Class A Common Stock to holders of outstanding shares of Class A Common Stock and of Class B Common Stock to holders of outstanding shares of Class B Common Stock.

        (c) Liquidation. Upon any liquidation, dissolution or winding up of the
            -----------
Corporation, whether voluntary or involuntary, the holders of outstanding shares of Class A Common Stock and outstanding shares of Class B Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

        (d) Exchange Rights. (1) Exchange of Class A Common Stock with Class B
            ---------------      ---------------------------------------------
Common Stock. Subject to and upon compliance with the provisions of this Section
------------
4.2(d), (A) each record holder of shares of Class B Common Stock shall be entitled at any time and from time to time to exchange any or

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                                       3

all of the shares of Class B Common Stock held by such holder for the same number of shares of Class A Common Stock and (B) each record holder of shares of Class A Common Stock shall be entitled at any time and from time to time to exchange any or all of the shares of Class A Common Stock held by such holder for the same number of shares of Class B Common stock; provided, however, that
                                                       --------  -------
no holder of Class B Common Stock shall be entitled to exchange any share or shares of Class B Common Stock to the extent that, as a result of such exchange, such holder and its Affiliates (as hereinafter defined), directly or indirectly, would, in such holder's judgment, own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation that such holder and its Affiliates shall be permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any government authority at the time applicable to such holder and its Affiliates; provided further, however, that if any holder or prospective transferee (each,
-------- -------  -------
an "Electing Person") of any Class B Common Stock shall so elect by written
    ---------------
notice to the Corporation (stating that such election is irrevocable), except to the extent otherwise provided in Section 4.2(e), such Electing Person shall only be entitled to exchange Class B Common Stock for Class A Common Stock in connection with the sale or other transfer to another person of such stock (such exchange to be effected solely by surrender of such Class B Common Stock to the Corporation whereupon the Corporation shall promptly deliver the shares of Class A Common Stock resulting from such exchange to the transferee thereof and any voting right to which the holder of such Class A Common Stock is entitled shall come into being only upon delivery by the Corporation of such Class A Common Stock to the transferee thereof) and if such Electing Person shall at any time and for any reason hold capital stock of the Corporation entitled to voting rights, then, anything in this Certificate of Incorporation to the contrary notwithstanding, for so long as such Electing Person shall hold such capital stock such Electing Person shall not be entitled to exercise any such voting rights; and provided further, however, that no holder of shares of Class B
            -------- -------  -------
Common Stock shall be entitled to exchange any shares of Class B Common Stock prior to the earlier of (A) the date on which a registration statement on Form S-1 (or any successor form) under the securities Act of 1933, as amended (the "1933 Act"), shall be declared effective thereunder and (B) the first date on
 --------
which The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership ("MSLEF II"), and its controlled Affiliates no longer beneficially
              --------
own shares of Class A Common Stock entitling MSLEF II and its Affiliates to cast a majority of all the votes entitled to be cast in the election

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                                       4

of directors of the Corporation by the holders of all the outstanding shares of Common Stock.

          (2)  Procedures for Exchange of Shares of One Class of Common Stock
               --------------------------------------------------------------
for Shares of Another Class of Common stock. Each exchange of shares of one
-------------------------------------------
class of Common Stock (the "Exchanging Class") for shares of another class of
                            ----------------
Common Stock (the "Exchanged Class") pursuant to this Section 4.2(d) shall be
                   ---------------
effected by the surrender of the certificate or certificates evidencing the shares of Common Stock of the Exchanging Class to be exchanged at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Common Stock) at any time during its usual business hours, together with written notice by the holder of such shares of Common Stock of the Exchanging Class, stating that (A) such holder desires to exchange the shares, or a stated number of shares, of Common Stock of the Exchanging Class evidenced by such certificate or certificates into shares of Common Stock of the Exchanged Class and (B) such exchange is in compliance with this Section 4.2(d). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing shares of Common Stock of the Exchanged Class shall be issued and shall include instructions for delivery thereof. Receipt of such notice together with the certificates evidencing the shares of Common Stock of the Exchanging Class to be exchanged shall obligate the Corporation to issue such shares of Common Stock of the Exchanged Class. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the shares of Common Stock of the Exchanged Class issuable upon such exchange. Such exchange, to the extent not prohibited by law or by this Certificate of Incorporation, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates for shares of Common Stock of the Exchanged Class shall have been issued, and at such time the rights of the holder of such shares of Common Stock of the Exchanging Class (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates evidencing shares of Common Stock of the Exchanged Class issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of Common Stock of the Exchanged Class evidenced thereby. The Corporation shall be entitled to rely conclusively, as to the truth of the statements made therein, on such written notice, and the Corporation shall not be liable to any person with respect to

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                                        5

any action taken or omitted to be taken by it in connection with such exchange in reliance on the statements made in such written notice.

     (3) Stock Splits; Adjustments; Etc. If the Corporation shall in any manner
         ------------------------------
subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock (and series thereof, if applicable) shall be proportionately subdivided or combined, as the case may be.

     (4) Reservation. The Corporation will at all times reserve and keep
         -----------
available out of its authorized but unissued shares of:

         (A) Class A Common Stock, or its treasury shares, solely for the purpose of issue upon exchange of the shares of Class B Common Stock, as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon an exchange of all outstanding shares of Class B Common Stock. The shares of Class A Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable; and

         (B) Class B Common Stock, or its treasury shares, solely for the purpose of issue upon exchange of the shares of Class A Common Stock, as herein provided, such number of shares of Class B Common Stock as shall then be issuable upon an exchange of all outstanding shares of Class A Common Stock. The shares of Class B Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable.

     (5) No Reissue. Shares of Class A Common Stock that are exchanged for
         ----------
shares of Class B Common Stock as provided in this Section 4.2 shall not be reissued, except in connection with an exchange of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 4.2(d). Shares of Class B Common Stock that are exchanged for shares of Class A Common Stock as provided in this Section 4.2 shall not be reissued, except in connection with an exchange of shares of Class A Common Stock into shares of Class B Common Stock pursuant to this Section 4.2(d).

     (6) No Charge. The issue of certificates evidencing shares of Common Stock
         ---------
of any Exchanged Class upon exchange of shares of Common Stock of any Exchanging Class shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred


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                                       6

by the Corporation in connection with such exchange; provided, however, that the
                                                     --------  -------
Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the shares of Common Stock of the Exchanging Class so exchanged.

         (e)   Voting Rights. (1)  In General. The holders of outstanding shares
               -------------       ----------
of Class A Common Stock shall have the right to vote on the election and removal of the directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation. The holders of shares of Class B Common Stock shall not have any right to vote on any matters to be voted on by the stockholders of the Corporation, except (i) a consolidation or merger of the Corporation with or into any other corporation, (ii) the sale, lease or exchange of all or substantially all the Corporation's property and assets, (iii) a liquidation, dissolution or winding up of the Corporation, or (iv) as otherwise provided by law, and, with respect to each of the matters referred to in such clauses (i) through (iv), except as otherwise provided by law, the holders of the shares of Class B Common Stock shall vote together with the holders of the shares of Class A Common Stock as a single class. The shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any matters (other than the matters described in the foregoing clauses (i) through (iv)).

         (2)   Procedures at Meetings. At every meeting with respect to matters
               ----------------------
on which the holders of outstanding shares of Class A Common Stock are entitled to vote, the holders of outstanding shares of Class A Common Stock shall be entitled to one vote per share. At every meeting with respect to matters on which the holders of outstanding shares of Class B Common Stock are entitled to vote, the holders of outstanding shares of Class B Common Stock shall be entitled to one vote per share.

         (f)   Definitions. For purposes of this Certificate of Incorporation:
               -----------

            (i)   "Affiliate" means with respect to any Person, any other Person
                   ---------

     directly or indirectly controlling, controlled by, or under common control with, such Person (for purposes of this definition, "control" (including with correlative meanings, the terms "controlling, "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause

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                                       7

the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and

         (ii)  "Person" means an individual, a partnership, a joint venture, a
                ------
     corporation, an association, a trust, or any other entity or organization.

                                   ARTICLE V

                           Compromise or Arrangement
                           -------------------------

         SECTION 5.1. Compromise or Arrangement. Whenever a compromise or
                      -------------------------
arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court is equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE VI

                                Indemnification
                                ---------------

         SECTION 6.1. Indemnification. (a) The Corporation shall indemnify any
                      ---------------
person who was or is a party or is threatened to be made a party to any threatened, pending, or

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                                       8

completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VI or as otherwise authorized by law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation,

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                                       10

partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

          (h) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article VI.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VII

                            Liability of a Director
                            -----------------------

         SECTION 7.1. Director Liability. (a) A director of the Corporation
                      ------------------
shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

         (b) Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                  Management of the Affairs of the Corporation
                  --------------------------------------------

         SECTION 8.1. Management of the Affairs of the Corporation. (a) The
                      --------------------------------------------
business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the By-laws of the Corporation.

         (b) Election of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

         (c) Except as may be otherwise expressly provided in the By-laws of the Corporation, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                   ARTICLE IX

                                Private Property
                                ----------------

         SECTION 9.1. Private Property. The private property of the stockholders
                      ----------------
of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

                                    ARTICLE X

                                  Incorporator

          The name and mailing address of the sole incorporator is as follows:

          Name                                       Mailing Address
          ----                                       ---------------

       Scott A. Budoff                               Shearman & Sterling
                                                     599 Lexington Avenue
                                                     New York, NY 10022

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27/th/ day of November, 1991.


                                                    /s/ Scott A. Budoff
                                                    ----------------------------
                                                    Scott A. Budoff